Exhibit 99.1

TPG RE Finance Trust, Inc. Announces 2021 Loan Originations of $1.9 Billion and Provides Business Update

01/06/2022

NEW YORK — (BUSINESS WIRE) — TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) today announced 2021 loan originations of $1.9 billion and details of its business activity for the fourth quarter and full-year ended December 31, 2021.

Matt Coleman, President of TRTX, said: “TRTX had a very strong 2021 across multiple dimensions, including originations and capital markets. Our originations of $1.9 billion focused primarily on sectors, themes, and geographies that we believe will benefit from strong secular tailwinds and in which we have established relationships and expertise. We believe our strong balance sheet, deep borrower relationships, and connectivity within TPG position TRTX well for continued growth and positive momentum as we head into 2022.”

LOAN ORIGINATION ACTIVITY

During the fourth quarter and full-year ended December 31, 2021, the Company originated 10 and 27 first mortgage loans with total commitments of $651.6 million and $1.9 billion, respectively. New loan investments for the full-year ended December 31, 2021 were concentrated in multifamily (68.2% of total commitments) and office – life science (20.9% of total commitments), reflecting the Company’s continued strategic focus on these property types.

Fourth Quarter 2021

Property Type	Total Commitment	Initial Unpaid Principal Balance	Credit Spread	As-is Loan-to- Value Ratio
($ in thousands)
Multifamily	$501,104	$440,513	3.5%	74.0%
Hotel	74,000	70,000	5.3	60.9
Office – Traditional	51,930	41,400	3.4	70.6
Office – Life Science	24,600	12,589	5.5	75.8

Totals / Weighted Averages[1]	$651,634	$564,502	3.8%	72.3%

Full-Year 2021

Property Type	Total Commitment	Initial Unpaid Principal Balance	Credit Spread	As-is Loan-to- Value Ratio
($ in thousands)
Multifamily	$1,316,791	$1,200,841	3.4%	73.8%
Office – Life Science	404,600	244,139	3.8	61.2
Office – Traditional	100,505	83,925	3.5	70.8
Hotel	74,000	70,000	5.3	60.9
Mixed-Use	36,440	33,700	3.6	62.2

Totals / Weighted Averages[1]	$1,932,336	$1,632,605	3.6%	70.3%

The weighted average interest rate floor for loan originations during the fourth quarter and full-year was 0.10% and 0.16%, respectively. In addition, the Company made deferred fundings under existing loan commitments totaling $34.4 million and $146.0 million during the fourth quarter and full-year, respectively.

1.

Loan origination activity during the fourth quarter and full-year ended December 31, 2021 includes a follow-on loan of $9.6 million (commitment) and $8.7 million (initial unpaid principal balance) relating to a loan originated during the three months ended September 30, 2021. Loan count for the fourth quarter and full-year excludes this follow-on loan.

LOAN REPAYMENTS

During the fourth quarter and full-year ended December 31, 2021, the Company received six and 13 loan repayments in-full with an aggregate unpaid principal balance of $420.9 million and $1.2 billion, respectively.

Fourth Quarter 2021

Property Type	Total Commitment	Unpaid Principal Balance	Credit Spread	Loan-to- Value Ratio
($ in thousands)
Multifamily	$154,487	$153,484	3.1%	69.4%
Mixed-Use	224,660	220,626	2.9	63.4
Office – Traditional	94,000	46,803	3.3	61.6

Totals / Weighted Averages	$473,147	$420,913	3.0%	65.4%

Full-Year 2021

Property Type	Total Commitment	Unpaid Principal Balance	Credit Spread	Loan-to- Value Ratio
($ in thousands)
Multifamily	$525,987	$520,703	3.2%	75.0%
Office – Traditional	413,500	345,502	3.0	58.2
Mixed-Use	259,400	252,626	2.9	64.0
Office – Life Science	53,603	50,892	3.1	72.4

Totals / Weighted Averages	$1,252,490	$1,169,723	3.1%	67.6%

The weighted average interest rate floor for loan repayments in-full during the fourth quarter and full-year was 2.12% and 1.81%, respectively.

LOAN PORTFOLIO COMPOSITION

The composition of the Company’s loan portfolio by property type as of December 31, 2021 was:

Property Type	Total Commitment	Percent of Total Commitment	Credit Spread	Loan-to- Value Ratio
($ in thousands)
Office – Traditional	$2,265,188	41.9%	3.1%	66.6%
Multifamily	1,595,643	29.5	3.3	74.1
Hotel	658,943	12.2	4.4	61.3
Office – Life Science	494,600	9.1	3.5	61.9
Mixed-Use	347,408	6.4	3.1	56.9
Retail	33,000	0.6	3.7	63.6
Condominium	17,163	0.3	5.1	45.8

Totals / Weighted Averages	$5,411,945	100.0%	3.4%	67.1%

The weighted average interest rate floor for the Company’s loan portfolio as of December 31, 2021 was 1.10%, compared to 1.66% as of December 31, 2020.

SALES OF LOANS AND REAL ESTATE OWNED

During the year ended December 31, 2021, the Company sold, in separate transactions, two performing hotel loans with an aggregate unpaid principal balance of $148.5 million. The sales prices were 98.0% and 100.0% of par, producing a weighted average sales price of 99.2% of par.

On November 22, 2021, the Company sold a 17-acre undeveloped land parcel near the southern end of the Las Vegas Strip generating cash proceeds (net of transaction costs) of $54.4 million and a gain for GAAP and income tax purposes of $15.8 million. The Company intends to utilize existing capital loss carryforwards to offset the taxable gain on sale, reduce its taxable income, and retain capital for reinvestment.

These sales transactions generated $66.6 million of aggregate net cash proceeds, after the repayment of associated borrowings, available to invest in new loan investments.

As of December 31, 2021, the Company owned one 10-acre parcel of largely undeveloped land near the north end of the Las Vegas Strip adjacent to the Las Vegas Convention Center with a carrying value of $60.6 million.

CAPITAL MARKETS ACTIVITY

For the full-year 2021, the Company completed several capital markets transactions to reduce the cost and extend the tenor of its capital structure, and increase the percentage of non-mark-to-market debt used to finance its loan portfolio:

•	Closed TRTX 2021-FL4, a $1.25 billion managed CRE CLO with a weighted average interest rate at issuance of LIBOR plus 1.60%, before transaction costs.

•

Redeemed 9.0 million shares of 11.0% Series B Cumulative Redeemable Preferred Stock at an aggregate redemption price of $247.5 million, including a $225.0 million par redemption price and a $22.5 million make-whole payment.

•	Issued 8.05 million shares of 6.25% Series C Cumulative Redeemable Preferred Stock, generating net proceeds of $194.4 million.

As of December 31, 2021, the Company’s non-mark-to-market debt represented 70.4% of its total loan portfolio borrowings compared to 63.5% as of December 31, 2020.

For each of the third and fourth quarter of 2021, the Company declared a cash dividend of $0.24 per common share, an increase of $0.04, or 20%, from $0.20 per common share for each of the first and second quarter of 2021.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS AND OTHER DISCLAIMERS

The information contained in this press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); the ultimate geographic spread, severity and duration of pandemics such as COVID-19 and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the continuing impact of COVID-19 and its variants on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this press release. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.

Certain terms used but not otherwise defined herein such as loan-to-value, deferred fundings and office - life science are defined in the appendix to the Company’s Supplemental Financial Information Presentation for the Quarter Ended September 30, 2021, which is furnished as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2021.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

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